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                                                                       EXHIBIT 5

                        PILLSBURY MADISON & SUTRO LLP
                           1100 NEW YORK AVENUE, N.W.
                          WASHINGTON, D.C. 20005-3918
                             Tel: (202) 861-3000
                             Fax: (202) 822-0944

                                                  October 26, 1999

Network Solutions, Inc.
505 Huntmar Park Drive
Herndon, VA 20170

     Re:  Registration Statement on Form S-8

Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Network Solutions, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to 659,808 shares of the Company's common stock (the "Stock Plan Common Stock") issuable pursuant to the Company's 1996 Stock Incentive Plan, amended and restated effective July 7, 1997 (the "Plan"), it is our opinion that when and if the Stock Plan Common Stock is issued and sold in accordance with the Plan, the Stock Plan Common Stock will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement.

                                        Very truly yours,
[05815]
                                        /s/ PILLSBURY MADISON & SUTRO LLP